Exhibit 21.1

Entity Name	Jurisdiction
Advion Biosciences, Inc.	Delaware
Advion BioServices, Inc.	Delaware
AR-MED Limited	United Kingdom
Benefit Canada, Inc.	Canada
Benefit Holding, Inc.	North Carolina
Biodesign Gmbh	Germany
BRI International Limited	United Kingdom
BRI International SarL	France
Cenduit (India) Services Private Company Limited	India
Cenduit LLC	Delaware
Cenduit Mauritius Holdings Company	Mauritius
Department Immunology Oncology S.L.	Spain
EA Institute, LLC	Delaware
Expression Analysis, Inc.	Delaware
Health Kare Pharma International JV	Egypt
Histological Services Ltd.	United Kingdom
Hotel Lot C-8B, LLC	North Carolina
iGuard, Inc.	North Carolina
Innovex Merger Corp.	North Carolina
Innovex Saglik Hizmetleri Arastirma ve Danismanlik Ticaret Limited Sirketi	Turkey
Innovex Saglik Urunleri Pazarlama ve Hizmet Danismanlik Limited Sirketi	Turkey
Innovex Saglik Urunleri Pazarlame ve Hizmet Danismanlik Anonim Sirketi	Turkey
Kun Tuo Medical Research & Development (Beijing) Co. Ltd.	China
Laboratorie Novex Pharma Sarl	France
MG Recherche	France
Novex Pharma GmbH	Germany
Novex Pharma Laboratio S.L.	Spain
Novex Pharma Limited	United Kingdom
Outcome Europe Sarl	Switzerland
Outcome Limited (UK)	United Kingdom
Outcome Sciences Pty Ltd.	Australia
Outcome Sciences, Inc.	Delaware
Penderwood Limited	United Kingdom
Pharmaforce, S.A. de C.V.	Mexico
Professional Pharmaceutical Marketing Services (Pty.) Ltd.	South Africa
PT Quintiles Indonesia	Indonesia
Quintiles (Israel) Ltd.	Israel
Quintiles (Pty) Limited	South Africa
Quintiles (Thailand) Co., Ltd.	Thailand
Quintiles AB	Sweden
Quintiles AG	Switzerland
Quintiles Argentina S.A.	Argentina
Quintiles Asia Pacific Commercial Holdings, LLC	North Carolina
Quintiles Asia Services Pte Ltd.	Singapore
Quintiles Asia, Inc.	North Carolina
Quintiles Austria GmbH	Austria
Quintiles B.V.	Netherlands
Quintiles Belgium N.V.	Belgium
Quintiles Belgrade d.o.o.	Serbia

Entity Name	Jurisdiction
Quintiles Benefit France SNC	France
Quintiles Benin Ltd.	Benin
Quintiles Brasil Ltda.	Brazil
Quintiles BT, Inc.	North Carolina
Quintiles Bulgaria EOOD	Bulgaria
Quintiles Canada, Inc.	Canada
Quintiles Capital Europe	United Kingdom
Quintiles Clindata (Pty) Limited	South Africa
Quintiles Clindepharm (Pty.) Limited	South Africa
Quintiles Colombia Ltda.	Colombia
Quintiles Comercial Brasil Ltda.	Brazil
Quintiles Commercial AB	Sweden
Quintiles Commercial APS	Denmark
Quintiles Commercial Europe Limited	United Kingdom
Quintiles Commercial Finland Oy	Finland
Quintiles Commercial Germany GmbH	Germany
Quintiles Commercial Italy S.r.l.	Italy
Quintiles Commercial Laboratorio S.L.U.	Spain
Quintiles Commercial Overseas Holdings Limited	United Kingdom
Quintiles Commercial Portugal Unipessoal, Lda.	Portugal
Quintiles Commercial South Africa (Pty.) Limited	South Africa
Quintiles Commercial Staff Services Sp.A.	Italy
Quintiles Commercial U.S., Inc.	Delaware
Quintiles Commercial UK Limited	United Kingdom
Quintiles Consulting, Inc.	North Carolina
Quintiles Costa Rica, S.A.	Costa Rica
Quintiles Czech Republic, s.r.o.	Czech Republic
Quintiles D.O.O. Beograd	Serbia
Quintiles Data Processing Centre (India) Private Limited	India
Quintiles East Africa Limited	Kenya
Quintiles East Asia Pte Ltd.	Singapore
Quintiles Eastern Holdings GmbH	Austria
Quintiles Egypt LLC	Egypt
Quintiles Estonia OU	Estonia
Quintiles European Holdings	United Kingdom
Quintiles Federated Services, Inc.	North Carolina
Quintiles Finance Limited B.V.	Netherlands
Quintiles Finance Sarl	Luxembourg
Quintiles Finance Uruguay S.r.L.	Uruguay
Quintiles Gesmbh	Austria
Quintiles GmbH	Germany
Quintiles Guatemala, S.A.	Guatemala
Quintiles Holdings	United Kingdom
Quintiles Holdings S.a.r.l.	Luxembourg
Quintiles Holdings SNC	France
Quintiles Hong Kong Limited	Hong Kong
Quintiles Hungary Kft.	Hungary
Quintiles Ireland (Finance) Limited	Ireland
Quintiles Ireland Limited	Ireland
Quintiles Laboratories LLC	North Carolina
Quintiles Lanka (Private) Limited	Republic of Sri Lanka

Entity Name	Jurisdiction
Quintiles Latin America, LLC	North Carolina
Quintiles Latvia SIA	Latvia
Quintiles Limited	United Kingdom
Quintiles Luxembourg European Holding S.a.r.l.	Luxembourg
Quintiles Luxembourg France Holdings Sarl	France
Quintiles Luxembourg S.a r.l.	Luxembourg
Quintiles Malaysia Sdn. Bhd.	Malaysia
Quintiles Market Intelligence, Inc.	North Carolina
Quintiles Mauritius Holdings, Inc.	Mauritius
Quintiles Medical Communications & Consulting, Inc.	New Jersey
Quintiles Medical Development (Dalian) Co. Ltd.	China
Quintiles Medical Development (Shanghai) Co., Ltd.	China
Quintiles Medical Education, Inc.	New York
Quintiles Medical Research and Development (Beijing) Ltd.	China
Quintiles Mexico, S. de R.L. de C.V.	Mexico
Quintiles OY	Finland
Quintiles Panama, Inc.	Panama
Quintiles Peru S.r.l.	Peru
Quintiles Pharma Services Corp.	North Carolina
Quintiles Pharma, Inc.	North Carolina
Quintiles Phase One Clinical Trials India Private Limited	India
Quintiles Phase One Services, LLC	Kansas
Quintiles Philippines, Inc.	Philippines
Quintiles Poland Sp. Zoo	Poland
Quintiles Pty Limited	Australia
Quintiles Puerto Rico, Inc.	Puerto Rico
Quintiles Research (India) Private Limited	India
Quintiles Romania S.R.L.	Romania
Quintiles Russia L.L.C.	Russia
Quintiles S.a.r.l.	Luxembourg
Quintiles S.L.	Spain
Quintiles Saglik Hizmetleri Arastirma ve Danismanlik Limited Sirketi	Turkey
Quintiles Site Services, S.A.	Costa Rica
Quintiles Slovakia, s. r. o.	Slovakia
Quintiles South Africa (Pty.) Limited	South Africa
Quintiles SpA	Italy
Quintiles Taiwan Limited	Taiwan
Quintiles Technologies (India) Private Limited	India
Quintiles Transfer, LLC	Delaware
Quintiles Transnational Corp.	North Carolina
Quintiles Transnational Holdings Inc.	North Carolina
Quintiles Transnational Japan K.K.	Japan
Quintiles Transnational Korea Co., Ltd	Korea
Quintiles Trustees Ltd.	United Kingdom
Quintiles UAB	Lithuania
Quintiles UK Holdings Limited	United Kingdom
Quintiles Ukraine	Ukraine
Quintiles Uruguay S.A.	Uruguay
Quintiles Vietnam LLC	Viet Nam
Quintiles West Africa Limited	Ghana
Quintiles Western European Holdings	United Kingdom

Entity Name	Jurisdiction
Quintiles Zagreb d.o.o.	Croatia
Quintiles, Inc.	North Carolina
Rowfarma de Mexico S. de R.L. de C.V.	Mexico
Servicios Clinicos, S.A. de C.V.	Mexico
Targeted Molecular Diagnostics, LLC	Illinois
Temas Srl—Società Unipersonale	Italy
Transforce S.A. de C.V.	Mexico
VCG&A, Inc.	Massachusetts
VCG-Bio, Inc.	Delaware
Wrightsville Beach Limited	United Kingdom